EXHIBIT 4.1
                                                                    -----------


[LOGO]   Consumer and                           Consommation
         Corporate Affairs Canada               et Corporations Canada




Certificate of Continuance                            Certificat de prorogation

CANADA BUSINESS                                      LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                  PAR ACTIONS DE REGIME FEDERAL

--------------------------------------------------------------------------------


METHANEX CORPORATION                                        280252-0

Name of Corporation - Denomination de la societe         Number - Numero

I hereby certify that the above-            Je certifie par les presentes que
mentioned Corporation was continued         la societe mentionnee ci-haut a ete
under Section 187 of the Canada             prorogee en vertu de l'article 187
Business as set out in the attached         de la Corporations Act Loi regissant
Articles of Continuance.                    les societes par actions de regime
                                            federal, tel qu'indique dans les
                                            clauses de prorogation ci-jointes.



       Le directeur

           /s/
  ----------------------------
                                          MARCH 5, 1992/LE 5 MARS 1992

        Director                   Date of Continuance - Date de la prorogation


--------------------------------------------------------------------------------

Canada

[LOGO] Industry Canada Industrie Canada


CERTIFICATE                                            CERTIFICAT
OF AMENDMENT                                           DE MODIFICATION

CANADA BUSINESS                                        LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                                       PAR ACTIONS DE REGIME FEDERAL

---------------------------------------------------------------------------------------------

METHANEX CORPORATION                                          280252-0



------------------------------------------------    -----------------------------------------
Name of Corporation - Denomination de la societe    Corporation number - Numero de la societe

I hereby certify that the articles of the           Je certifie que les statuts de la societe
above-named corporation were amended                susmentionnee ont ete modifies:

(a) under section 13 of the CANADA BUSINESS    [_]  a) en vertu de l'article 13 de LA LOI
CORPORATIONS ACT in accordance with the             REGISSANT LES SOCIETES PAR ACTIONS DE
attached notice;                                    REGIME FEDERAL, conformement a l'avis
                                                    ci-joint;

(b) under section 27 of the CANADA BUSINESS    [_]  b) en vertu de l'article 27 de la LOI
CORPORATIONS ACT as set out in the attached         REGISSANT LES SOCIETES PAR ACTIONS DE
articles of amendment designating a series of       REGIME FEDERAL, tel qu'il est indique dans
shares;                                             les clauses modificatrices ci-jointes
                                                    designant une serie d'actions;

(c) under section 179 of the CANADA BUSINESS   [X]  c) en vertu de l'article 179 de la LOI
CORPORATIONS ACT as set out in the attached         REGISSANT LES SOCIETES PAR ACTIONS DE
articles of amendment;                              REGIME FEDERAL, tel qu'il est indique dans
                                                    les clauses modificatrices ci-jointes;

(d) under section 191 of THE CANADA BUSINESS   [_]  d) en vertu de l'article 191 de la LOI
CORPORATIONS ACT as set out in the attached         REGISSANT LES SOCIETES PAR ACTIONS DE REGIME
articles of reorganization;                         FEDERAL, tel qu'il est indique dans les
                                                    clauses de reorganisation ci-jointes.

(e) under section 192 of the CANADA BUSINESS   [_]  e) en vertu de l'article 192 de la LOI
CORPORATIONS ACT as set out in the attached         REGISSANT LES SOCIETES PAR ACTIONS DE REGIME
articles of arrangement.                            FEDERAL, tel qu'il est indique dans
                                                    les clauses d'arrangement ci-jointes.

                                                                 JUNE 13, 1994 / LE 13 JUIN 1994
                                                        Date of Amendment - Date de modification

                Director - Directeur
---------------------------------------------------------------------------------------------

Canada

                CANADA BUSINESS                            [LOGO]                LOI SUR LES SOCIETES
                CORPORATIONS ACT                                               COMMERCIALES CANADIENNES
                    FORM 11                                                           FORMULE 11
            ARTICLES OF CONTINUANCE                                             CLAUSES DE PROROGATION
                 (SECTION 181)                                                       (ARTICLE 181)
----------------------------------------------------------------------------------------------------------
1     Name of Corporation                               Denomination de la societe

      METHANEX CORPORATION

------------------------------------------------- --------------------------------------------------------
2.    The place in Canada where the registered          Lieu au Canada ou doit etre situe le siege
      social office is to be situated

      Suite 1000
      1055 West Hastings Street, Vancouver, B.C. V6E 2E9

----------------------------------------------------------------------------------------------------------
3. -  The classes and any maximum number of             Categories et tout nombre maximal d'actions que la
      shares that the Corporation is authorized         societe est autorisee a emettre
      to issue

      The annexed Schedule 1 is incorporated in this form

----------------------------------------------------------------------------------------------------------
4. -  Restrictions if any on share transfers            Restrictions sur le transfer des actions s'il y a
                                                        lieu

      None

----------------------------------------------------------------------------------------------------------
5. -  Number (or minimum and maximum number) of         Nombre (ou nombre minimum et maximum)
      directors                                         d'administrateurs

      Minimum of 3 Maximum of 9 - The annexed Schedule 2 is incorporated in this form

----------------------------------------------------------------------------------------------------------
6. -  Restrictions if any on business the               Limites imposees quant aux activities que la
      corporation may carry on                          societe peut exploitter, s'il y a lieu

      None

----------------------------------------------------------------------------------------------------------
7. -  (1) If change of name effected, previous          (2) Details of incorporation
      name                                              (2) Details de la constitution
      (1) Si changement de denomination.
      denomination anterieure

      OCELOT INDUSRIES LTD.                              68/03/11

----------------------------------------------------------------------------------------------------------
8. -  Other provisions, if any                           Autres dispositions s'il y a lieu


   The annexed Schedule 3 is incorporated in this form

----------------------------------------------------------------------------------------------------------
Date                      Signature                   Description of Office - Description du poste
March 2, 1992             R.J. Russell                Vice-Pres., General Counsel & Secretary
----------------------------------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                             A L'USGE DUE MINISTERE  SEULEMENT
----------------------------------------------------------------------------------------------------------
Corporation No. - No de la societe                    Filed - Deposee
                                    280252-0                                 March 6, 1992
----------------------------------------------------------------------------------------------------------

                        CANADA BUSINESS CORPORATIONS ACT

                                     FORM 4

                              ARTICLES OF AMENDMENT

                              (SECTIONS 27 OR 177)

--------------------------------------------------------------------------------

1.    Name of Corporation:                           2. Corporation No.:

      METHANEX CORPORATION                              280252-0-R

--------------------------------------------------------------------------------

3.    The articles of the above-named corporation are AMENDED AS FOLLOWS:

      PARAGRAPH 5 BE DELETED in its entirety AND the following be substituted in its place:

            "Minimum of 3 directors and maximum of 15 directors, provided that the board shall be entitled to increase their number between annual meetings to the extent permitted by law".




--------------------------------------------------------------------------------
Date:              Signature:                         Description of Office:
June 9th, 1994     /s/                                Officer
--------------------------------------------------------------------------------
                   FOR DEPARTMENT USE ONLY
--------------------------------------------------------------------------------
                                                      Filed:      June 13, 1994

                             ARTICLES OF CONTINUANCE

                             OCELOT INDUSTRIES LTD.

                                  SCHEDULE 1 TO
                             ARTICLES OF CONTINUANCE

1.       The Corporation is authorized to issue:

         (a) an unlimited number of common shares without nominal or par value; and

         (b) 25,000,000 Preferred Shares without nominal or par value (the "Preferred Shares").

2. The common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

         (a) DIVIDENDS: The holders of the common shares shall be entitled to receive dividends, if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable at such times and at such place or places in Canada as the board of directors may, from time to time, determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or ratably with the common shares, the board of directors may, in their sole discretion, declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

         (b) PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING UP: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation to receive the assets of the Corporation upon such distribution in priority to the common shares, be entitled to participate ratably in any distribution of the assets of the Corporation;

         (c) VOTING RIGHTS: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.

3. The Preferred Shares shall carry and be subject to the following rights, restrictions, conditions and limitations:

         (a)      DIRECTORS' RIGHT TO ISSUE IN ONE OR MORE SERIES:

                  The Preferred Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may before the issue thereof be determined by the directors; the directors of the Corporation may by resolution fix (subject to the provisions hereof), from time to time before the issue thereof, the designation, rights, restrictions, conditions and limitations attaching to the shares of each such series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of preferential dividends (which may be cumulative or non-cumulative) and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future; the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, conversion rights, (if any), voting rights, (if any), and sinking fund or other provisions and the rights of retraction, (if any), vested in the holders of Preferred Shares of any such series and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, the whole subject to the following provisions and to the filing of Articles of Amendment pursuant to the Canada Business Corporations Act fixing such designation, rights, restrictions, conditions and limitations attaching to the shares of each series and the issue of a Certificate of Amendment pursuant to such Act.

         (b)      RANKING OF PREFERRED SHARES:

                  Subject to the provisions of the Canada Business Corporations Act, the Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series unless the resolution of the directors of the Corporation aforesaid establishing any particular series shall expressly provide that such series shall be subordinate in any respect therein specified to any other series of Preferred Shares, whether or not issued, and the Preferred Shares shall be entitled to preference over the common shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to payment of dividends and distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs and may also be given such other preferences not inconsistent with paragraphs (c) to (f) hereof over the common shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of each series of Preferred Shares authorized to be issued. When any dividends or amounts payable on a repayment of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulation, if any, in accordance with the sum that would be payable on such shares if all such dividends were declared and paid in full and on any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claim of the holders of such shares with respect to the return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. Nothing in this paragraph shall limit the right of the Corporation to pay a stock dividend to the holders of its common shares or other shares ranking junior to the Preferred Shares without participation therein by the holders of the Preferred Shares.

         (c)      NO PRE-EMPTIVE RIGHTS:

                  The holders of the Preferred Shares shall not be entitled as such to subscribe for, purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Corporation now or hereafter authorized, or any rights to acquire the same, otherwise than in accordance with the conversion, exchange or other rights, if any, which may from time to time be attached to any series of the Preferred Shares.

         (d)      VOTING RIGHTS:

                  Except as otherwise required by law, by paragraph (f) or by the provisions herein contained, the holders of the Preferred Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

         (e)      CREATION AND ISSUE OF ADDITIONAL SHARES:

                  So long as any of the Preferred Shares are outstanding the Corporation shall not, without prior approval of not less than 66 2/3% of the votes cast at a meeting of the holders of the Preferred Shares conducted in accordance with paragraph
                  (f) below, issue any additional series of the Preferred Shares or create or issue any shares ranking prior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs; provided that, subject to applicable law and subject to the provisions of any series of the Preferred Shares, the Corporation may at any time or from time to time without such approval, (i) create additional Preferred Shares, (ii) create one or more other classes of shares ranking on a parity with the Preferred Shares with respect to the payment of dividends and or the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, (iii) increase any maximum number of authorized shares of any one or more of such other classes of shares, and (iv) if all dividends on each outstanding series of Preferred Shares accrued to the most recently preceding date for the payment of dividends on such series shall have been declared and paid or set apart for payment, issue shares of ONE OR more additional series of the Preferred Shares or issue shares of any one or more of such other classes of shares or any one or more series thereof.

         (f)      AMENDMENT:

                  The preferences, priorities, rights, restrictions, conditions and limitations attached to the Prefered Shares as a class may be modified, varied, dealt with or affected by a resolution of the board of directors and either confirmed by the written consent thereto by the holders of not less than 66 2/3% of the Preferred Shares shown on the share register of the Corporation as at the date of such resolution or by a resolution passed at a meeting of the holders of Preferred Shares, duly called and held upon not less than 21 days' notice and carried by an affirmative vote of not less than 66 2/3% of the votes cast by holders of Preferred Shares present in person or represented by proxy. If at any such meeting the holders of a majority of Preferred Shares are not present or represented by a proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 7 days thereafter and to such time and place as may be designated by the chairman, and not less than 7 days' written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of Preferred Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the consent or approval of the holders of Preferred Shares. On every poll taken at every such meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

                             OCELOT INDUSTRIES LTD.
                                  SCHEDULE 2 TO
                             ARTICLES OF CONTINUANCE

         The board of directors shall consist of such number of directors, being a minimum of 3 directors and a maximum of 9 directors, as may from time to time be determined by resolution of the board of directors.

         Subject to the foregoing, the directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general alerting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting.

                             OCELOT INDUSTRIES LTD.

                                  SCHEDULE 3 TO
                             ARTICLES OF CONTINUANCE

1.       (a)      The board of directors may from time to time, in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers. franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

         (b) The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

===============================================================================
                                                                       20046658
                                                           Corporate Access No.



                                    ALBERTA
                           BUSINESS CORPORATIONS ACT

                                    Form 13

                         CERTIFICATE OF DISCONTINUANCE

                              METHANEX CORPORATION
                              NAME OF CORPORATION




I HEREBY CERTIFY that the  above-mentioned  corporation was discontinued  under
Section 182 of the Business Corporations Act and continued as specified in the attached Notice under the laws of another jurisdiction.



                                    /s/
                                   --------------------------------------------
                                       Registrar of Corporations




                                             MARCH 5, 1992
                                   --------------------------------------------
                                        Date  of Discontinuance




         [SEAL]


===============================================================================

           CERTIFIED COPY OF CERTIFICATE AND ARTICLES OF CONTINUANCE
                             METHANEX CORPORATION

         I, Ronald J. Russell, Vice President, General Counsel and Corporate Secretary of Methanex Corporation hereby certify that:

1.       attached hereto as Exhibit "A" is a true copy of:

         (i) Certificate of Continuance under the Canada Business Corporations Act dated March 5, 1992 certifying that Methanex Corporation was continued under Section 187 of the Canada Business Corporations Act; and

         (ii)     Articles of Continuance;



         IN WITNESS WHEREOF I have hereunto set my hand and the seal of Methanex Corporation this 15th day of April, 1993.



                                              /s/
                                              ---------------------------------
                                              Ronald J. Russell
                                              Vice President, General Counsel
                                              & Corporate Secretary
                                              Methanex Corporation

===============================================================================

                               --
              CANADA:            |                             No. 13,615-A
   PROVINCE OF BRITISH COLUMBIA.  >                                --------
                                 |
                               --


                                 COMPANIES ACT

                             I HEREBY CERTIFY THAT



                             OCELOT INDUSTRIES LTD.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


WAS REGISTERED UNDER THE COMPANIES ACT AS AN EXTRA-PROVINCIAL COMPANY ON THE -1st- DAY OF December __, 1977

-------------------------------------------------------------------------------


                            GIVEN  UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA,

                             PROVINCE OF BRITISH COLUMBIA, THIS   1ST   DAY OF
                                                                -------
       [SEAL]                   DECEMBER , ONE THOUSAND NINE HUNDRED
                              -----------
                                AND   seventy-seven
                                    ----------------


                                          /s/
                            ---------------------------------------------------
                                                        REGISTRAR OF COMPANIES.

===============================================================================

===============================================================================
                                                                       20046658
                                                           Corporate Access No.



                                    ALBERTA

                           BUSINESS CORPORATIONS ACT


                                    Form 12


                         CERTIFICATE OF DISCONTINUANCE


                           - OCELOT INDUSTRIES LTD. -
-------------------------------------------------------------------------------
                              NAME OF CORPORATION





I HEREBY CERTIFY THAT THE ABOVE-MENTIONED CORPORATION WAS CONTINUED, AS SET OUT

IN THE ATTACHED ARTICLES OF CONTINUANCE, UNDER SECTION 261 OF THE BUSINESS

CORPORATIONS ACT.





         [SEAL]                                 /s/
                                               --------------------------------
                                               Registrar of Corporations


                                                AUGUST 4, 1984
                                               --------------------------------
                                               Date  of Discontinuance

===============================================================================

                    SPECIAL RESOLUTION TO ADOPT BY-LAW NO. 1

BY-LAW NO. 1

         BE IT RESOLVED that:

1. By-law No. 1 in the form of Exhibit "E" to the Information Circular of the Company dated June 22nd, 1984 be and is hereby adopted, such by-law to take effect on the date of issue to the Company of the Certificate of Continuance under the Business Corporations Act of Alberta.

2. The President and Secretary of the Company are authorized and directed to sign By-Law No. 1 of the by-laws of the Company and to affix the corporate seal of the Company thereto.




                                  BY-LAW NO. 1

                         A by-law relating generally to
                        the transaction of the business
                                 and affairs of

                             OCELOT INDUSTRIES LTD.

                 (hereinafter referred to as the "Corporation")

                                 INTERPRETATION

1. DEFINITIONS -- In this by-law and all other by-laws of the Corporation, unless the context otherwise requires:

     (i) "Act" means the Business Corporations Act, Statutes of Alberta 1981, Chapter B-15, as amended from time to time and any Act that may be substituted therefor;

     (ii) "articles" means the articles of continuance of the Corporation as from time to time amended or restated;

     (iii)  "board" means the board of directors of the Corporation;

     (iv)   "Corporation" means Ocelot Industries Ltd.

     (v) "meeting of shareholders" means and includes an annual or special meeting of shareholders of the Corporation;

     (vi) signing officers" means any person authorized to sign on behalf of the Corporation by or pursuant to paragraph 23;

     (vii)  words  importing  the  singular  include the plural and vice versa;
            words importing any gender include any other gender; and words importing persons include individuals, partnerships, associations, bodies corporate, executors, administrators or legal representatives and any number or aggregate of persons.

                                    DIRECTORS

2. CALLING OF AND NOTICE OF MEETINGS -- Meetings of the board shall be held at such time and on such day as the chairman of the board or the president may determine, and failing them, as a vice-president or director may determine. Notice of meetings of the board shall be given to each director not less than twenty-four hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the election and appointment of officers immediately following the meeting of shareholders at which such board was elected, provided a quorum of directors be present.

3. QUORUM -- Two directors shall constitute a quorum for the transaction of business at any meeting of directors.

4. VOTES TO GOVERN -- At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

5. INTEREST OF DIRECTORS AND OFFICERS GENERALLY IN CONTRACTS -- No director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act.

6. MEETINGS BY TELEPHONE -- A director may participate in a meeting of the board or of a committee of the board by means of telephone or other communication facilities that permit all persons participating in any such meeting to hear each other.

                                    OFFICERS

7. APPOINTMENT -- The board shall appoint a president, one or more executive and/or other vice-presidents and a secretary and may appoint a chairman of the board, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. No person may hold the office of chairman of the board or president unless he is a director.

8. CHAIRMAN OF THE BOARD -- The Chairman of the Board, if any, shall preside at all meetings of the board and of the shareholders.

9. PRESIDENT -- The President shall, in the absence or non-appointment of the Chairman of the Board, preside at all meetings of shareholders and at meetings of the board. He shall have general and active management of the business and affairs of the Corporation.

10. VICE-PRESIDENT OR VICE-PRESIDENTS -- The Vice-President, or, if more than one, the Vice-Presidents in order of seniority as determined by the board, may be vested with all the powers and may perform all the duties of the President in the absence or inability to act of the President.

11. SECRETARY OR ASSISTANT SECRETARIES -- The Secretary or an Assistant Secretary shall attend all meetings of the board and all meetings of shareholders and record the proceedings thereof and all matters transacted and dealt with thereat, and shall prepare and keep minutes of all such meetings and record all votes and the minutes of all proceedings in a book or books to be kept for that purpose, and shall perform like duties for any committee when required. The Secretary, or, in his absence, an Assistant Secretary, shall give or cause to be given notice of all meetings of shareholders and of all meetings of the board and shall perform such other duties as may be prescribed by the board.

12. TREASURER OR ASSISTANT TREASURERS -- The Treasurer or Assistant Treasurer, if appointed, shall keep or cause to be kept full and accurate accounts of receipts and disbursements and shall deposit or cause to be deposited all moneys of the Corporation with the Corporation's bankers, or otherwise deal with the same as the board may determine. The Treasurer or an

     Assistant Treasurer or Assistant Treasurers shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and to the board at the regular meetings of the board, or whenever they may require it, an account of all transactions as treasurer and of the financial position of the Corporation.

13. OTHER POWERS AND DUTIES -- Every officer shall have such powers and duties as the board may prescribe in addition to, or in substitution for, the powers and duties provided by this by-law.

                                 INDEMNIFICATION

14. INDEMNIFICATION OF DIRECTORS AND OFFICERS -- The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Act.

15. INDEMNITY OF OTHERS -- Except as otherwise required by the Act and subject to paragraph 14, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the Corporation, and with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation, and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

16. RIGHT OF INDEMNITY NOT EXCLUSIVE -- The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

17. NO LIABILITY OF DIRECTORS OR OFFICERS FOR CERTAIN ACTS, ETC. --To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

                            MEETINGS OF SHAREHOLDERS

18. QUORUM -- At any meeting of shareholders, a quorum shall be two persons present in person or representing by proxy issued shares of the
     Corporation representing not less than 20% of the votes entitled to be cast at such meeting. At any meeting of a single class or series of shareholders, unless otherwise stated in the terms and conditions attaching to a class or series of shares a quorum shall be two persons present in person or representing by proxy issued shares of the class or series representing not less than 20% of the votes entitled to be cast at such meeting.

19. PERSONS ENTITLED TO BE PRESENT -- The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat and such others who, although not entitled to vote thereat, are entitled or required to attend under the articles or the Act. Any other person may be permitted to attend a meeting of shareholders by the chairman of the meeting or with the consent of the meeting.

20. VOTING -- Subject to the Act, every matter at a meeting of shareholders shall be decided by a show of hands unless a ballot is required by the chairman or demanded by any person entitled to vote. Upon a show of hands every person entitled to vote shall have one vote. After a vote by a show of hands has been taken the chairman may still require or any person entitled to vote may still demand a ballot thereon. Whenever a vote by show of hands has been taken, unless a ballot is required or demanded, a declaration by the chairman of the meeting that the vote upon the matter has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the result of the vote.

21. BALLOTS -- If a ballot is required by the chairman of the meeting or demanded by any person entitled to vote, a ballot upon the matter shall be taken in such manner as the chairman of the meeting shall direct.

                                     GENERAL

22. BANKING ARRANGEMENTS -- The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

23. EXECUTION OF INSTRUMENTS -- Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any two of the officers and directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include share certificates, warrants, bonds, debentures or other securities or security instruments of the Corporation, deeds, mortgages, charges, conveyances, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

24. VOTING RIGHTS IN OTHER BODIES CORPORATE -- The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

25. INVALIDITY OF ANY PROVISIONS OF THIS BY-LAW -- The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

26. SURRENDER AND REPLACEMENT OF SHARE CERTIFICATES -- Forthwith following the issue of a certificate of continuance to the Corporation continuing the Corporation under the Act, the board may require each shareholder of the
     Corporation to surrender to the Corporation for cancellation all certificates for shares in the capital stock of the Corporation held by the shareholder in exchange for the issue to the shareholder of a new certificate for such shares that complies with the provisions of the Act.

                          REPEAL AND COMING INTO FORCE

27. REPEAL -- The Articles of Association of the Corporation are repealed as of the coming into force or this by-law provided that such repeal shall not affect the previous operation of the Articles of Association so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such Articles prior to their repeal. All officers and persons acting under any Articles so repealed shall continue to act as if appointed by the directors under the provisions of this by-law or the Act until their successors are appointed.

28. EFFECTIVE DATE -- This by-law-shall come into force on the date of issue of a certificate of continuance to the Corporation continuing the Corporation under the Act.



                       MADE by the Board of Directors, the 14th  day of

                       June 1984.


                        /s/                             /s/
                       ---------------------------     ------------------------
                       Chairman                        Secretary

                       CONFIRMED by the Shareholders in accordance with the Act the 26th day of July 1984.


                                                        /s/
                                                       ------------------------
                                                       Secretary

                    SPECIAL RESOLUTION TO ADOPT BY-LAW NO. 2

BY-LAW NO. 2

     BE IT RESOLVED that:

1. By-law No. 2 in the form of Exhibit "G" to the Information Circular of the Company dated June 22nd, 1984 be and is hereby adopted, such by-law to take effect on the date of issue to the Company of the Certificate of Continuance under the Business Corporations Act of Alberta.

2. The President and Secretary of the Company are authorized and directed to sign By-Law No. 2 of the by-laws of the Company and to affix the corporate seal of the Company thereto.



                                  BY-LAW NO. 2

     RESOLVED that the following be enacted as a by-law of Ocelot Industries Ltd. (the "Corporation") as follows:

     The Directors of the Corporation are hereby authorized from time to time

     (a) to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

     (b)  to issue or reissue debt obligations of the Corporation;

     (c) to pledge or sell such debt obligations for such sums and at such prices as may be deemed expedient;

     (d) to mortgage, charge, hypothecate, pledge or otherwise create a security interest in all or any property real and personal, immoveable and moveable, undertaking and rights of the Corporation, owned or subsequently acquired, to secure any debt obligations of the Corporation present or future or any money borrowed or to be borrowed or any other debt or liability of the Corporation present and future;

     (e) to delegate to such officer(s), Director(s) or committee of Directors of the Corporation as the Directors may designate all or any of the foregoing powers to such extent and such manner as the Directors may determine.

     This by-law shall remain in force and be binding upon the Corporation as regards any party acting on the faith thereof until a copy, certified by the Secretary of the Corporation, of a by-law repealing or replacing this by-law shall have been received by such party and duly acknowledged in writing.

            MADE by the Board of Directors, the 14th day of June 1984.



 /s/                                       /s/
------------------------------------      -----------------------------------
Chairman                                  Secretary

CONFIRMED by the Shareholders in accordance with the Act the 26th day of July 1984.
                                           /s/
                                          -----------------------------------
                                          Secretary

        CERTIFIED COPY OF A RESOLUTION PASSED BY THE BOARD OF DIRECTORS


                            OF METHANEX CORPORATION

"BY-LAW NO. 3

         RESOLVED THAT:

         1. By-Law No. 3, in the form attached hereto as Schedule "A", be and is hereby made a by-law of the Corporation; and

         2. By-Law No. 3, in the form attached hereto as Schedule "A", be presented to the shareholders of the Corporation for confirmation at the next meeting of the shareholders of the Corporation.


         I,  Randall M.  Milner,  Corporate  Counsel  and  Assistant  Corporate
Secretary of the METHANEX CORPORATION hereby certify that the foregoing resolution was approved by the directors of the Corporation as of March 17, 1999 and that the resolution remains in full force and effect, unamended, as at the date hereof.



         Dated the 7th day of June, 1999.



                                             /s/
                                            -----------------------------------
                                            Randall M. Milner
                                            Corporate Counsel and
                                            Assistant Corporate Secretary

                                  SCHEDULE "A"

                                  BY-LAW NO. 3

                              METHANEX CORPORATION

NUMBER OF DIRECTORS

         Whenever the articles provide for a minimum and maximum number of directors, the number of directors within the stipulated range shall be such number, if any, as may be determined from time to time by resolution of the board of directors.